Exhibit 10.6

                            FIRST AMENDMENT TO LEASE


         This First Amendment to lease ("Amendment") is made and entered into as of October 1, 2007, by and between BOYD ENTERPRISES UTAH, L.L.C. a Utah limited liability company as Lessor and RECLAMATION CONSULTING & APPLICATIONS, INC. a California corporation as Lessee.

                                    RECITALS

         Lessor and Lessee are parties to that certain lease dated April 2005 ("Lease"). Pursuant to the terms and conditions of the Lease, Lessee leased the premises of approximately 9,020 square feet commonly known as 3752 West 2270 South, (The Buchanan Building), Unit D, E, West Valley City, Utah (the "Premises"). By this Amendment Lessor and Lessee desire to amend the terms of the Lease as set forth in this Amendment.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

         1. Extension of Term. The term of the Lease is hereby extended ("Extended Term") commencing on October 1, 2007 ("Extended Term Commencement Date") until and including September 30, 2008 ("Lease Termination Date").

         2. Rent During Extended Term. For the Extended Term, commencing on October 1, 2007 the Rent shall be $5,566 per month according to Exhibit B.

         3. Reaffirmation. Except as otherwise provided in this Amendment, all other terms and conditions of the Lease shall remain the same and the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first written above.

LESSOR                              LESSEE

Boyd Enterprises Utah, L.L.C.       Reclamation Consulting & Applications, Inc.
A Utah limited liability company    a California corporation


By:     /s/ Will Boyd               By:         /s/ Mike Davies
    --------------------                 ----------------------------

Title:  Property Manager            Title:       CEO
                                          ---------------------------

                                   ADDENDUM A
                                  RENT SCHEDULE


RECLAMATION CONSULTING & APPLICATIONS, INC.
3752 WEST 2270 SOUTH, UNIT D, E
WEST VALLEY CITY, UTAH


                     Unit E,F       Unit E,F         Total
Month                 Base            Cam

  1-Oct-07            $4,747         $  819         $5,566              1
 1-Nov-07             $4,747         $  819         $5,566              2
 1-Dec-07             $4,747         $  819         $5,566              3
  1-Jan-08            $4,747         $  819         $5,566              4
 1-Feb-08             $4,747         $  819         $5,566              5
 1-Mar-08             $4,747         $  819         $5,566              6
 1-Apr-08             $4,747         $  819         $5,566              7
1-May-08              $4,747         $  819         $5,566              8
  1-Jun-08            $4,747         $  819         $5,566              9
   1-Jul-08           $4,747         $  819         $5,566             10
 1-Aug-08             $4,747         $  819         $5,566             11
 1-Sep-08             $4,747         $  819         $5,566             12











                                   CAM is subject to change on an annual basis